Exhibit 99.1

Solo Cup Company and Subsidiaries

Consolidated Statements of Operations

(In millions)

	Q4 2009	Q4 2008	YTD 2009	YTD 2008

Net sales	$387.0	$404.3	$1,502.6	$1,847.0
Cost of goods sold	336.1	360.8	1,296.2	1,599.2

Gross profit	50.9	43.5	206.4	247.8
Selling, general and administrative expenses	37.5	29.2	150.1	159.6
Impairment of goodwill	—	—	17.2	—
Loss on asset disposals	1.5	4.0	9.0	22.6

Operating income	11.9	10.3	30.1	65.6
Interest expense, net	17.7	15.3	63.1	61.6
Reclassification of unrealized loss on cash flow hedges to interest expense	—	—	9.1	—
Loss on debt extinguishment	—	—	2.5	—
Foreign currency exchange (gain) loss, net	(0.2)	10.9	(2.6)	14.1

Loss from continuing operations before income taxes	(5.6)	(15.9)	(42.0)	(10.1)
Income tax (benefit) provision	(1.1)	(2.4)	(6.3)	2.1

Loss from continuing operations	(4.5)	(13.5)	(35.7)	(12.2)
Loss from discontinued operations, net of income taxes	—	(0.1)	—	(0.7)
Gain on sale of discontinued operations, net of income taxes	—	0.8	—	0.8

Net loss	$(4.5)	$(12.8)	$(35.7)	$(12.1)

Reconciliation of net loss to EBITDA (non-GAAP measure)	Q4 2009	Q4 2008	YTD 2009	YTD 2008
Net loss(1)	$(4.5)	$(12.8)	$(35.7)	$(12.1)
Interest expense, net (includes reclassification of unrealized loss on cash flow hedges and debt extinguishment)	17.7	15.3	74.7	61.6
Income tax (benefit) provision	(1.1)	(2.4)	(6.3)	2.1
Depreciation and amortization	18.1	18.0	70.0	77.7

EBITDA (non-GAAP measure)	$30.2	$18.1	$102.7	$129.3

(1)	Net loss includes the following items, which are listed here to provide information for purposes of additional analysis.

	Q4 2009	Q4 2008	YTD 2009		YTD 2008
Plant closure expenses and severance costs	$1.8	$3.7	$13.3	(a)	$11.1
Closed plant inefficiencies	—	2.3	1.0		6.5
Impairment of goodwill	—	—	17.2		—
Asset impairment	—	0.6	—		0.6
Loss on asset disposals	1.5	4.0	9.0		22.6
Foreign currency exchange (gain) loss, net	(0.2)	10.9	(2.6)		14.1
Long-term incentive plan	—	(1.1)	0.4		1.2
Contractual resolution charge	—	—	3.9		—

(a)

Solo Cup Company previously disclosed plant closure expenses and severance costs of approximately $8.9 million for the three quarters ended September 27, 2009. Subsequent to that disclosure, the company determined that an additional $2.6 million of its costs of goods sold for the third quarter represented plant closure expenses and severance costs. Accordingly, revised plant closure expenses and severance costs for the three quarters ended September 27, 2009 were approximately $11.5 million, which, when added to the $1.8 million of plant closure expenses and severance costs incurred in the fourth quarter ended December 27, 2009, resulted in full fiscal year 2009 plant closure expenses and severance costs of $13.3 million.

STATEMENT REGARDING USE OF NON-GAAP MEASURES

EBITDA, defined as net income (loss) before interest, taxes, depreciation and amortization, is a non-GAAP financial measure, and should not be considered as an alternative to net income (loss) as a measure of financial or operating performance, as an alternative to cash flows provided by operating, investing and financing activities as a measure of liquidity, or as an alternative to any other financial measure calculated in accordance with generally accepted accounting principles. EBITDA is presented to provide additional information regarding the Company’s current financial and operating performance by excluding certain items that may not be indicative of the Company’s core operating results. Management believes that EBITDA provides useful information to the Company and its investors, and is frequently utilized by security analysts, lenders and other interested parties to evaluate companies in our industry. In addition, because the Company has historically provided EBITDA measures to investors and other interested parties as required under certain of our previous financing arrangements, management believes that EBITDA provides consistency in the Company’s financial reporting and is a useful supplemental measure in comparing the Company’s general operating performance from period to period.

Solo Cup Company and Subsidiaries

Consolidated Condensed Balance Sheets

(In millions)

	December 27, 2009	December 28, 2008
Assets

Cash and cash equivalents	$30.0	$57.5
Accounts receivable, net	124.9	124.0
Inventories	233.0	283.3
Deferred income taxes	19.1	21.9
Other current assets	29.4	38.9

Total current assets	436.4	525.6

Property, plant and equipment, net	509.0	511.1
Other assets	42.0	37.1

Total assets	$987.4	$1,073.8

Liabilities and Shareholder’s Equity

Accounts payable	$82.0	$74.8
Accrued expenses	29.8	57.5
Current maturities of long-term debt	0.8	1.4
Other current liabilities	72.9	45.5

Total current liabilities	185.5	179.2

Long-term debt, net of current maturities	635.3	716.8
Deferred income taxes	22.7	30.9
Other liabilities	125.7	115.6

Total liabilities	969.2	1,042.5

Total shareholder’s equity	18.2	31.3

Total liabilities and shareholder’s equity	$987.4	$1,073.8

Solo Cup Company and Subsidiaries

Consolidated Condensed Statements of Cash Flows

(In millions)

	YTD 2009	YTD 2008
Cash flows from operating activities
Net loss	$(35.7)	$(12.1)
Loss from discontinued operations, net of income taxes	—	0.6
Gain on sale of discontinued operations, net of income taxes	—	(0.7)

Loss from continuing operations	(35.7)	(12.2)

Adjustments to reconcile loss from continuing operations to net cash provided by operating activities:
Depreciation and amortization	70.0	77.7
Deferred financing fee amortization	6.0	4.5
Impairment of goodwill	17.2	—
Asset impairment	—	0.6
Loss on asset disposals	9.0	22.6
Loss on debt extinguishment	2.5	—
Reclassification of unrealized loss on cash flow hedges	9.1	—
Deferred income taxes	(8.6)	(0.8)
Foreign currency exchange (gain) loss, net	(2.6)	14.1
Changes in operating assets and liabilities	68.7	26.7
Other, net	2.3	(0.7)

Net cash provided by operating activities-continuing operations	137.9	132.5
Net cash used in operating activities-discontinued operations	—	(0.6)

Net cash provided by operating activities	137.9	131.9

Cash flows from investing activities
Purchase of property, plant and equipment	(71.8)	(79.7)
Proceeds from sale of discontinued operations	—	0.8
Proceeds from sale of property, plant and equipment	16.6	10.5
Increase in restricted cash	(10.4)	—

Net cash used in investing activities	(65.6)	(68.4)

Cash flows from financing activities
Net repayments under revolving credit facilities	(13.0)	(2.1)
Borrowings under the 10.5% Senior Secured Notes	293.8	—
Repayment of term notes	(363.2)	(38.1)
Repayment of other debt	(0.3)	(0.1)
Debt issuance costs	(18.3)	—

Net cash used in financing activities	(101.0)	(40.3)

Effect of exchange rate changes on cash	1.2	0.7

Net (decrease) increase in cash and cash equivalents	(27.5)	23.9
Cash and cash equivalents, beginning of period	57.5	33.6

Cash and cash equivalents, end of period	$30.0	$57.5